
<ARTICLE>                     5
<LEGEND>
          This schedule contains summary financial information extracted from the Consolidated Balance Sheet and Consolidated Income Statement of
          GATX and is qualified in its entirety by reference to such financial statements.
</LEGEND>
<MULTIPLIER>                                   1,000,000

<PERIOD-TYPE>                   6-MOS
<FISCAL-YEAR-END>                              DEC-31-1996
<PERIOD-START>                                 JAN-01-1996
<PERIOD-END>                                   JUN-30-1996
<CASH>                                         32
<SECURITIES>                                   0
<RECEIVABLES>                                  1105    <F1>
<ALLOWANCES>                                   113
<INVENTORY>                                    0
<CURRENT-ASSETS>                               0       <F2>
<PP&E>                                         4200
<DEPRECIATION>                                 1582
<TOTAL-ASSETS>                                 4468
<CURRENT-LIABILITIES>                          0       <F2>
<BONDS>                                        2208    <F3>
<PREFERRED-MANDATORY>                          3
<PREFERRED>                                    0
<COMMON>                                       14
<OTHER-SE>                                     733
<TOTAL-LIABILITY-AND-EQUITY>                   4468
<SALES>                                        0
<TOTAL-REVENUES>                               641
<CGS>                                          0
<TOTAL-COSTS>                                  316     <F4>
<OTHER-EXPENSES>                               93      <F5>
<LOSS-PROVISION>                               7
<INTEREST-EXPENSE>                             93
<INCOME-PRETAX>                                60      <F6>
<INCOME-TAX>                                   24
<INCOME-CONTINUING>                            50
<DISCONTINUED>                                 0
<EXTRAORDINARY>                                0
<CHANGES>                                      0
<NET-INCOME>                                   50
<EPS-PRIMARY>                                2.14
<EPS-DILUTED>                                2.06

<F1> Recievables consists of three components:  Trade Accounts of 110 million, finance leases of 690 million, and secured loans of 305 million.
<F2> Not applicable because GATX has an unclassified balance sheet.
<F3> This value consists of two components:  Long-term debt of 1,974 million and Capital Lease Obligations of 234 million.
<F4> This value represents Operating Expenses on the Consolidated Income
     Statement.
<F5> This value represents the Provision for Depreciation and Amortization on
     the Consolidated Income Statement.
<F6> This value represents Income Before Income Taxes and Equity in Net
     Earnings of Affiliates.

